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                                                                   Exhibit 23(a)





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated October 15, 1996 (except with respect to the matter discussed in Note 7, as to which the date is November 20, 1996), included in or incorporated by reference in Norand Corporation's Form 10-K for the year ended August 31, 1996, and to all references to our Firm included in this registration statement.




                                                ARTHUR ANDERSEN LLP


Chicago, Illinois,
December 26, 1996



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